Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of Energy, Inc. for the quarter ended September 30, 2009, I, Thomas J. Smith, Vice President and Chief Financial Officer of Energy, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) such Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Energy, Inc.

Date: November 12, 2009	/s/ Thomas J. Smith Thomas J. Smith
Vice President and Chief Financial Officer
(principal financial officer and principal accounting officer)